EXHIBIT 23
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             CONSENT OF INDEPENDENT AUDITORS
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  Unico, Inc., Stamford, Connecticut
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  We have issued our report dated March 19,1999, relating
  to the financial statements of Unico, Inc. for the
  years ended December 31, 1998  appearing in the Company's
  Annual Report on Form 10-K.  Such report has been
  incorporated by reference in this Registration
  Statement.  We consent to the incorporation by
  reference in this Registration Statement on Form S-8
  of the aforementioned reports and to the use of our
  name as it appears under the caption "Experts."
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  Sellers & Associates, PC
  Certified Public Accountants
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  By: /s/ Richard Sellers
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          Richard Sellers
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  Ogden Utah
  March 29, 2000